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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18251) of Larscom Incorporated of our report dated January 21, 1998, except for Note 10 which is as of March 25, 1998, appearing on page 27 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

San Jose, California
March 25, 1998